UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

August 3, 2009 (July 31, 2009)

Date of Report (date of earliest event reported)

TRANSCEPT PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51967	33-0960223
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1003 W. Cutting Blvd., Suite #110

Point Richmond, California 94804

(Address of principal executive offices)

(510) 215-3500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On July 31, 2009, Transcept Pharmaceuticals, Inc. (“TSPT”), a Delaware corporation, entered into a United States License and Collaboration Agreement (the “Collaboration Agreement”) with Purdue Pharmaceutical Products L.P. (“Purdue”), a Delaware limited partnership.

United States License and Collaboration Agreement

Under the Collaboration Agreement, TSPT granted Purdue an exclusive license to develop, use, distribute, import, promote, market, sell and offer to sell the TSPT product candidate Intermezzo® (zolpidem tartrate sublingual tablet) in the United States and its territories and possessions (the “Territory”). TSPT also granted to Purdue and an associated company the right to negotiate for the commercialization of Intermezzo® in Mexico and Canada, respectively. Transcept has retained rights to commercialize Intermezzo® in the rest of the world. The Collaboration Agreement provides for TSPT to receive an upfront cash payment of $25,000,000. In addition, TSPT is eligible to receive certain milestone payments consisting of:

•

Up to $30,000,000, based upon the timing of obtaining U.S. Food and Drug Administration (“FDA”) approval of the New Drug Application (“NDA”) for Intermezzo®, if Purdue elects to continue the Collaboration Agreement within 10 business days of TSPT delivery to Purdue of the regulatory materials obtained in connection with FDA approval of Intermezzo® (the “Acceptance Payment”) (If TSPT receives NDA approval for Intermezzo® after June 30, 2010, the Acceptance Payment would be reduced by $2 million for each 30-day period that NDA approval is delayed after June 30, 2010); and

•

Up to an additional $90,000,000 upon meeting certain intellectual property milestones and upon the achievement of certain net sales targets for Intermezzo® in the Territory that result in super royalty payments; provided, in each case, that Purdue elects to continue the Collaboration Agreement after an FDA approval of Intermezzo®.

The Collaboration Agreement also provides for TSPT to receive tiered double-digit base royalties on net sales of Intermezzo® in the Territory ranging up to the mid-twenty-percent level. Royalty rate increases are based upon the achievement of certain intellectual property milestones and total Territory net sales achieved in any given calendar year.

Under the Collaboration Agreement TSPT has an option to co-promote Intermezzo® to psychiatrists in the Territory (the “Co-Promote Option”). The Co-Promote Option can be exercised by TSPT to allow it to enter the market as early as the first anniversary of commercial launch of Intermezzo® and as late as 55 months after commercial launch. If TSPT exercises the Co-Promote Option it will receive an additional double-digit royalty from Purdue on sales generated by psychiatrists. This royalty is in addition to the base royalty on total Territory net sales, and is set according to the time interval between initiation of Territory sales of Intermezzo® and the time that TSPT initiates its sales efforts in the market under the Co-Promote Option. The Co-Promote Option is terminable by Purdue upon acquisition of TSPT or in the event of entry of generic competition to Intermezzo® in the Territory. The royalty payments discussed in the preceding paragraphs are subject to reduction in connection with, among other things, the entry of generic competition to Intermezzo® in the Territory.

If Purdue elects to continue the Collaboration Agreement and makes the Acceptance Payment after NDA approval of Intermezzo®, TSPT is obligated under the Collaboration Agreement to transfer the Intermezzo® NDA to Purdue. After such transfer, Purdue is obligated to maintain such NDA at its expense and to perform specified levels of marketing and promotional activities for Intermezzo® in the Territory, subject to certain conditions. Prior to such transfer, TSPT is obligated to continue development and seek FDA approval of Intermezzo® at TSPT expense. Purdue and TSPT will share in litigation expenses, subject in the case of TSPT to an annual and aggregate cap, and any recoveries related to patent defense issues. The Collaboration Agreement expires on the later of 15 years from the date of first commercial sale in the Territory or the expiration of patent claims related to Intermezzo®. The Collaboration Agreement is subject to termination by Purdue at any time upon 180 days notice by Purdue, or immediately in the event of FDA or governmental action that materially impairs Purdue’s ability to commercialize Intermezzo® or the occurrence of a serious event with respect to the safety of Intermezzo®. Such agreement is terminable by TSPT upon Purdue commencing an action that challenges the validity of Intermezzo® related patents. TSPT has the right to terminate this Collaboration Agreement immediately if Purdue is excluded from participation in federal healthcare programs. The Collaboration Agreement is also terminable by either party in the event of a material breach or insolvency of the other party.

Amendments to TSPT Supply Agreements

In connection with its entry into the Collaboration Agreement, TSPT entered into amendments to the following supply agreements:

•	Manufacturing Services Agreement with Patheon Inc., dated October 6, 2006, as amended on January 1, 2008;

•	Supply Agreement with Plantex USA, Inc., dated March 31, 2006;

•	Supply Agreement with SPI Pharma, Inc., dated July 23, 2007; and

•	Supply and License Agreement with SPI Pharma, Inc., dated June 27, 2006, as amended on March 14, 2008.

These amendments will not become effective until such time that notice is provided to the manufacturers that the NDA for Intermezzo® has been transferred from TSPT to Purdue as described above (the “NDA Transfer”). Each of these amendments excludes the Collaboration Agreement Territory from the territory set forth in such supply agreements to allow for Purdue to enter into direct supply agreements with such manufacturers. In connection with any termination of the Collaboration Agreement, the territory changes set forth in the amendments also terminate.

The foregoing descriptions of the Collaboration Agreement and supply agreement amendments are qualified in their entirety by reference to the copies of such documents that TSPT intends to file with the Securities and Exchange Commission (the “SEC”) in accordance with the rules and regulations of the SEC.

Item 7.01. Regulation FD Disclosure.

On August 2, 2009, TSPT issued a press release entitled “Purdue Pharmaceutical Products L.P. and Transcept Pharmaceuticals, Inc. Sign Exclusive Agreement to Commercialize Intermezzo® in the United States” and plans to hold a teleconference call at 8:30 a.m., Eastern time, on August 3, 2009 to discuss the Collaboration Agreement.

A copy of the press release, dated August 2, 2009, and planned teleconference script are filed as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release entitled “Purdue Pharmaceutical Products L.P. and Transcept Pharmaceuticals, Inc. Sign Exclusive Agreement to Commercialize Intermezzo® in the United States”

99.2	Script of planned August 3, 2009 teleconference

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSCEPT PHARMACEUTICALS, INC.

Date: August 3, 2009

	By:	/s/ Marilyn E. Wortzman
	Name:	Marilyn E. Wortzman
	Title:	Vice President, Finance

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release entitled “Purdue Pharmaceutical Products L.P. and Transcept Pharmaceuticals, Inc. Sign Exclusive Agreement to Commercialize Intermezzo® in the United States”

99.2	Script of planned August 3, 2009 teleconference